Exhibit 5.1

                      [LETTERHEAD OF MICHAEL J. MORRISON]



April 27, 2012

NORSTRA ENERGY INC.
Madlasto 11
Hafrsfjord 4045
Stravanger, Norway

Re: Common Stock of NORSTRA ENERGY INC., Registered on Form S-1, filed on April 30, 2012

Dear Sirs:

     We have acted as counsel to NORSTRA ENERGY INC. (the "Company"), a corporation incorporated under the laws of the State of Nevada, in connection with the filing, on April 30, 2012, of a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of up to 60,000,000 shares of common stock, par value $.001, offered by the Company for sale through the Registration Statement filed by the Company (the "Registered Shares").

     In connection with rendering the opinion set forth below, we have reviewed:
(a) the Registration Statement and exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the proceedings of the Board of Directors of the Company relating to the proposed issuance of the Shares; and (e) such statutes, records and other documents and matters as we have deemed necessary.

     In rendering our opinion set forth below, we have assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto (other than the Company), that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials.

     We have also examined the originals or copies of such corporate records of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents
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of all documents submitted to us as copies or as facsimiles of copies or originals, which assumptions we have not independently verified.

     We have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation. This opinion letter is opining upon and is limited to the current federal laws of the United States and, as set forth above, Nevada law, including the statutory provisions, all applicable provisions of the Nevada Revised Statutes and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

     Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth herein, we are of the opinion that the Registered Shares have been duly authorized by all requisite corporate action and shall, when sold, be legally issued, fully paid and non-assessable under Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and all reported judicial decisions interpreting those laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

MICHAEL J. MORRISON, CHTD.



By: /S/ Michael J. Morrison, Esq.
   -------------------------------------------
   Michael J. Morrison, Esq.